The New GM June 2, 2009 Exhibit 99.1

Forward-Looking Statements
In this presentation and in related comments by our management, our use of the words
“plan,” “expect,” “anticipate,” “ensure,” “promote,” “believe,” “improve,” “intend,” “enable,”
“continue,” “will,” “may,” “would,” “could,” “should,” “project,” “positioned” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors might include: our ability to have the 363 sale approved by the Bankruptcy Court and to complete it on an expedited timeline; our ability to sustain vehicle sales in the U.S. and globally while we carry out our restructuring plans; the ability of our foreign subsidiaries to restructure, enter into the new investment arrangements they have announced, and receive other financial support from their local governments; our ability to build consumers’
confidence in our viability following Chapter 11 proceedings and to continue to attract customers, particularly for our new products; our ability to continue to sell, spin-off or phase out some of our brands, to manage the distribution channels for our products, and to complete other planned asset sales; and the overall strength and stability of general economic conditions and of the automotive industry, both in the U.S. and globally.
Our most recent reports on SEC Forms 10-K, 10-Q and 8-K provide information about these and other factors, which may be revised or supplemented in future reports to the SEC on those forms.

Observations & Results
2005 to 2009
• From 2005 through 2009, GM experienced substantial deterioration in financial results and condition, including OCF burn of more than $40B and decay in reported net worth by more than $100B
• Business challenges massive and diverse, driven by GMNA and continued
drain from managing and servicing legacy obligations (>$100B over the last
15 years)
– GME also critical situation
– GMAC losses, largely driven by ResCap
• Some critical pillars put in place
– Global expansion and leverage
– Developed many outstanding cars, trucks, crossovers, powertrains and advanced technology
– Significant capacity workforce reductions, competitive manufacturing, efficiency improvements, quality improvements and strong global supply chain support

Situational Analysis
Late 2008
• Massive cash burn depleted reserves in GMNA, Europe and other operations
• Critical situation at GMAC as global capital markets and credit availability highly constrained
• Lowest industry per-capita sales levels post-WWII in U.S. and almost equally depressed levels in Europe
– 4Q08 year-over-year U.S. industry decline of 34%; 20% for European industry
– Global economic linkages significantly undermining emerging market growth
– China the only exception
• Fundamental operating challenges at GM magnified by disastrous industry environment
– Overcapacity
– Excess manpower (hourly and salaried)
– Excess dealers
– Excess and under-resourced brands with too many nameplates
– High breakeven point
– Excess dealer stock
• Continued drag from Delphi bankruptcy

The Last 60 Days
• Extensive due diligence with Presidential Task Force on Autos
• April 27 “deeper and faster” restructuring plan
• UAW and UAW VEBA negotiations completed
– Competitive with U.S. transplants
• CAW labor negotiations completed
– Competitive with Canadian transplants
• Progressed with brand and dealer consolidation plans
• Capacity and production actions to better align inventory with demand
• Concluded European investor search and obtained German bridge loan
• Shored up other subsidiary liquidity
• GMAC bolstered capital position and expanded access to liquidity

The Last 60 Days (continued)
• Launched bond exchange
• Finalized contingency plans
• Obtained support of bondholders for “363” sale process
• Reached agreement with UST and Canadian and Ontario governments on
DIP Financing arrangements and future capital structure
• Reached agreement with Delphi on revised Plan of Reorganization
• Announced MoU with purchaser for HUMMER
• Continued to launch great vehicles around the world (Chevrolet Camaro in
U.S., and Chevrolet Cruze in China)
• Continued commitment to fuel economy and greenhouse gas reduction
– Announced collaborative effort with Segway to develop personal urban mobility vehicles to address urban congestion
– Announced formation of GM/University of Michigan Technology Institute for
development of advanced technologies - with emphasis on advanced battery development

UAW Agreements
Modifications to 2007 GM UAW Agreement
• On May 29, UAW ratified modifications to 2007 GM-UAW Agreement addressing U.S. Treasury loan provisions
– Agreement to fund New VEBA with greater than 50% equity
– Significant modifications essentially close active wage and benefit gap to U.S.
transplants and attain cost / cash savings comprehended in April 27 Viability
Plan, including:
• Skilled trades classifications reduced and work practice improvements
• Greater utilization of temporary workers and no cap on Tier 2 workers thru 2015
• JOBS, COLA and performance bonuses suspended
• Changes to holiday schedule, vacation and overtime rules
• Special Attrition Program
• Other provisions include:
– Commitment to reinvest in an idled U.S. assembly and stamping facility to profitably produce small & compact cars
– Maintaining sourcing commitments to 5 U.S. Delphi facilities

UAW VEBA Agreement
Key Terms
• GM to continue PAYGO through 2H09
– Estimated $1.2B, net of health care plan changes
• UAW will reverse $1.8B in “pension pass through” from 2007 Agreement
• UAW VEBA to be funded with:
– Transfer of ~$10B existing internal VEBA
– $6.5B 9% cumulative perpetual preferred stock
– $2.5B note payable in 3 equal payments of ~$1.4B in 2013, 2015 and 2017
– 17.5% ownership of New GM
– Five year warrants for 2.5% of New GM
• Exercise price set to equate aggregate equity value of $75B
• UAW VEBA to have right to nominate one GM Board member
– UAW must consent to nominee
– VEBA to vote in same proportion as independent directors

U.S. Dealer Network Restructuring
Participation & Wind-Down Agreements
• Accelerating dealer network restructuring plans for higher throughput and profit opportunity to match key competitors
• Dealers that GM looks forward to having as a part of the New GM will receive a participation agreement which modifies certain terms of the existing franchise agreement
– Dealers choosing not to continue with GM will be offered wind-down support
• Dealers that GM would prefer to wind-down will receive a wind-down support agreement under which GM will provide support payments to assist dealers with orderly wind-down of their inventory and business
– GM will move to reject the dealer agreements of those dealers who do not sign either a participation or wind-down support agreement

Non-Core Brand Update
• Today announced completion of MOU with buyer for sale of HUMMER
– GM would provide contract manufacturing and services for a transition period
– Sale expected to close by end of Q3
• Continuing to pursue sale of Saturn
– 16 parties expressed interest
– Product continuation agreements under discussion
• Saab (filed for reorganization) is in discussion with 3 parties about purchase
– Bridge loan discussions with Swedish government progressing positively
• Pontiac dealer network is being wound down

Delphi Update
• GM and Platinum Equity reached agreement with Delphi
– GM to acquire key UAW sites and global steering business
– Platinum to acquire substantially all of remaining Delphi
• Represents important step in resolving Delphi bankruptcy and advancing reinvention of GM
• Delphi pursuing a Modified Plan of Reorganization
– Seeking 363 sale in event Plan is unsuccessful
• GM to provide bridge financing of $250M until close
• Targeting emergence at end of July
– Court hearing scheduled July 23
• DIP Accommodation due to expire June 2; Delphi seeking extension

Non-U.S. Restructuring Activities
• Canada
– Negotiated CAW concessions amounting to C$1.4B reduction in legacy obligations
– Signed agreements with individual dealers to reduce dealer network from >700 to ~450
• Europe
– Operations isolated from GM court supervised process
– Opel/Vauxhall will continue operate as normal
– Secured Memorandum of Understanding with Magna International Inc.
– Bridge financing of €1.5 billion provided by German Government
• Continuing discussion with governments from various other foreign countries regarding financial support for foreign operations

Executing on the Plan
U.S. Chapter 11 Filing & §363 Sale
• GM has filed for relief under chapter 11 to complete aspects of our reinvention that we were not able to accomplish outside of court
• Under agreement with U.S. Treasury (UST), GM will sell substantially all assets to a UST-sponsored entity in a §363 Sale
– Speed essential to preserve revenue
– All employees will transfer to New GM
– Current leadership to remain
– Agreement subject to Court approval
• DIP financing provided by UST and by Canadian and Ontario governments
– Conditioned upon §363 sale
– U.S. DIP total size of $33.3B (excl. funding received to date)
• First Day Motions approved by Court, permitting GM to maintain conduct of normal business operations without impacting customers, employees and key suppliers
– Also authorized access to $15B of U.S. DIP
• Operations outside of the U.S. are not included in U.S. court filings

New GM Capital Structure
• Critical to GM’s reinvention is a significantly healthier balance sheet
– On March 31, 2009, GM reported consolidated debt of $54.4 billion along with approximately a $20 billion UAW VEBA obligation.
• Other than $8B of debt, all other amounts owed to UST and Canadian and
Ontario governments will be exchanged for common and preferred equity
($ Billions) Debt
9% Perp.
Pref. Equity
Common
Stock
Memo:
Warrants
U.S. Treasury $  6.7 $ 2.1 60.8%
Canadian & Ontario Governments 1.3 0.4 11.7%
New VEBA 2.5 6.5 17.5% 2.5%
Unsecured Bondholders, Other Creditors - - 10.0% 15.0%
Other Debt ~ 6.8
n/a n/a
Total ~$17.3 $9.0 100% 17.5%

Commitment to Advanced Technology
• GM committed to reduce fuel consumption and greenhouse gas emissions
• Fully supportive of recently announced breakthrough national fuel economy policy, which harmonizes CAFE with greenhouse gas emission regulations
• Expanding use of smaller displacement engines and turbo charging
• Accelerating development of electric vehicles and technologies
– Chevrolet Volt remains on track for late 2010 launch
– Expanding portfolio of hybrid vehicle offerings and systems
• Leading in the development of advanced automotive batteries
– Construction of the largest automotive battery test facility in the U.S.
– Establishment of a lithium battery pack manufacturing facility in the U.S.
– Further development of hydrogen fuel cell technologies
– Announced formation of GM/University of Michigan Technology Institute for
development of advanced technologies - with emphasis on advanced battery development
• Continued emphasis on biofuels and infrastructure development
– Flex-Fuel Vehicles increasing to 65% of fleet by 2014

Looking Ahead
• New GM will be simpler and faster
– Fewer people, fewer executives
– Leaner management processes with faster decision making
• New GM will benefit from a much improved operating structure
– Still global – but a mix of wholly-owned and partially owned relationships
– Significantly lower breakeven
– Much cleaner balance sheet
– Revitalized GMAC
• New GM must win in the U.S.
– 4 core brands and fewer, better nameplates
– Focused U.S. dealer network
– Competitive active worker labor costs
– Much improved capacity utilization
– Fuel economy and advanced propulsion technologies
• Well-prepared, but process will not be easy
• We are confident that we will get through it